UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2013 (March 28, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, Emerald Oil, Inc. (the “Company”), entered into a definitive agreement (the “Agreement”) on January 7, 2013 with East Management Services, LP (“East”), under which the Company agreed to sell to East its undivided 45% working interest in and to certain oil and gas leaseholds in the Sand Wash Basin, comprising approximately 31,000 net acres located in Routt and Moffatt Counties, Colorado and Carbon County, Wyoming. On March 28, 2013, the Company completed the transaction for an aggregate sale price of approximately $10.1 million in cash.

The foregoing summary of the Agreement and the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on January 8, 2013, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: April 3, 2013	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer